UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2005

Guaranty Federal Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

43-1792717
(I.R.S. employer identification number)

0-23325
(Commission file number)

1341 West Battlefield
Springfield, Missouri 65807
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (417) 520-4333

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_]    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]    Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INCLUDED INFORMATION

Item 1.01 Entry Into a Material Definitive Agreement

On March 17, 2005, the Board of Directors of Guaranty Federal Bancshares, Inc. (the "Company") awarded Shaun A. Burke, President and Chief Executive Officer of the Company, incentive stock options to purchase 10,000 shares of the Company’s common stock. These options were granted to Mr. Burke pursuant to an individual stock option agreement under, and all such options are in all respects subject to the terms and provisions of, the Guaranty Federal Bancshares, Inc. 2001 Stock Option Plan. These options (i) will be first exercisable at the rate of 20% on March 17, 2006 and 20% annually thereafter during his period of service as an employee, director or director emeritus of the Company or Guaranty Bank, the wholly owned subsidiary of the Company, (ii) must be exercised no later than ten years from the date of the grant, and (iii) are exercisable at the price of $23.20 (100% of the fair market value on the date of grant) for each share of common stock.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number Description

10.16 Stock Option Agreement between the Company and Shaun A. Burke dated March 17, 2005 (issued pursuant to the Guaranty Federal Bancshares, Inc. 2001 Stock Option Plan)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guaranty Federal Bancshares, Inc.

By:

/s/ Shaun A. Burke______________

Shaun A. Burke

President and Chief Executive Officer

Date: March 22, 2005

Exhibit 10.16

STOCK OPTION AGREEMENT

FOR INCENTIVE STOCK OPTIONS UNDER SECTION 422
OF THE INTERNAL REVENUE CODE
PURSUANT TO THE
GUARANTY FEDERAL BANCSHARES, INC.
STOCK OPTION PLAN

FOR OFFICERS AND EMPLOYEES

STOCK OPTIONS for a total of 10,000 shares (the "Shares") of common stock, par value $0.10 ("Common Stock"), of Guaranty Federal Bancshares, Inc. (the "Corporation"), which Option is intended to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended, is hereby granted to Shaun A. Burke (the "Optionee") at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of the Guaranty Federal Bancshares, Inc. 2001 Stock Option Plan (the "Plan") adopted by the Corporation which is incorporated by reference herein, receipt of which is hereby acknowledged.

1.    Option Price. The option price is $ 23.20    for each Share of Common Stock under the Option, being 100% of the fair market value, as determined by the Committee, of the Common Stock on the date of grant of this Option.

2.    Exercises of Option. This Option shall be exercisable in accordance with provisions of the Plan, provided the holder of such Option is an employee, director or director emeritus of the Corporation as of such date, as follows:

(a)    Schedule of Rights to Exercise
Percentage of
Total Shares
Awarded Which
Are Exercisable/
Date    Options    Non/forfeitable

As of    March 17, 2006 2,000     20%
As of     March 17, 2007 2,000     40%
As of    March 17, 2008 2,000     60%
As of    March 17, 2009 2,000     80%
As of    March 17, 2010 2,000     100%

Options awarded to the Optionee shall continue to vest annually during such period that he serves as an employee, director or director emeritus of the Guaranty Bank (the "Bank") or the Corporation. Notwithstanding any provisions in this Section 2, in no event shall this Option be exercisable prior to six month following the date of grant. Options shall be 100% vested and exercisable upon the death or disability of the Optionee, or upon a change in control of the Corporation.

(b)    Method of Exercise. This Option shall be exercisable by a written notice which shall:

(i)State the election to exercise the Option, the number of Shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such Shares of Common Stock is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

(ii)Contain such representations and agreements as to the holder’s investment intent with respect to such Shares of Common Stock as may be satisfactory to the Corporation’s counsel;

(iii)Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Corporation, of the right of such person or persons to exercise the Option; and

(iv)Be in writing and delivered in person or by certified mail to the Treasurer of the Corporation.

Payment of the purchase price of any Shares of Common Stock with respect to which the Option is being exercised shall be paid by certified or bank cashier’s or teller’s check. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

(c)	Restrictions on Exercise. This Option may not be exercised if the issuance of Common Stock upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Optionee’s exercise of this Option, the Corporation may require the person exercising this Option to make any representation and warranty to the Corporation as may be required by any applicable law or regulation.

3.	Non-transferability of Option. The Option may not be transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

4.	Term of Option. The Option may not be exercised more than ten (10) years from the date of grant of the Option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

5.	Related Matters. Notwithstanding anything herein to the contrary, additional conditions or restrictions related to such Options may be contained in the Plan or the resolutions of the Plan Committee authorizing such grant of Options.

GUARANTY FEDERAL BANCSHARES, INC.

Date of Grant: March 17, 2005     By:     /s/ Don M. Gibson
    Name:    Don M. Gibson
    Title:      Chairman of the Board

OPTIONEE:

/s/ Shaun A. Burke
Shaun A. Burke

Attest:

/s/ E. Lorene Thomas
E. Lorene Thomas, Secretary

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